BRITISH COLUMBIA	NUMBER: 600692

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify that

ADR GLOBAL ENTERPRISES LTD.

has this day been incorporated under the Company Act

Issued under my hand at Victoria, British Columbia on February 04, 2000

/s/ John S. Powell
JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

BRITISH COLUMBIA

COMPANY ACT

MEMORANDUM

OF

ADR GLOBAL ENTERPRISES LTD.

I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is ADR Global Enterprises Ltd.

2. The authorized capital of the Company consists of 100,000,000 Common shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.

Full Name, Resident Address and Occupation of Subscriber	Number (and Kind) (and Class) of Shares Taken by Subscriber
/s/ Douglas B. Forster ____________________________ DOUGLAS B. FORSTER 1810 St. Denis Road West Vancouver, BC V7V 3W5 Executive	1 Common share without par value
TOTAL SHARES TAKEN:	1 Common share without par value

DATED February 3, 2000